UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box:
☐	Definitive Proxy Statement
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CV SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On May 21, 2020, CV Sciences, Inc. (the “Company”) adjourned its Annual Meeting of Stockholders until 10:00 a.m., Pacific Time, on June 16, 2020 (the “Annual Meeting”) in order to allow additional time to solicit proxies as a result of mailing difficulties faced by the Company’s proxy solicitation firm relating to the COVID-19 pandemic. In connection with the adjournment, beginning on or about June 2, 2020, the Company mailed a reminder letter to certain of the Company’s stockholders regarding the Annual Meeting. The full text of the letter is copied below.

Important Notice for Stockholders of:

CV Sciences, Inc.

June 1, 2020

Dear Stockholder,

You recently received proxy materials relating to proposals to be voted on by stockholders of CV Sciences, Inc. (“CVSI” or the “Company”) at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) on May 21, 2020. This important notice is to inform you that the Annual Meeting has been adjourned until June 16, 2020 at 10:00 a.m. (Pacific Time) to allow stockholders additional time to exercise their voting rights by submitting their voting instructions. You may attend the reconvened meeting, including to vote and/or submit questions during the meeting, by using the control number on your notice or proxy card to log into www.issuerdirect.com/virtual-event/cvsi. Beneficial owners who do not have a control number may gain access to the meeting by logging into their brokerage firm's website and selecting the stockholder communication mailbox to link through to the reconvened meeting.

This letter has been sent to you because you held shares of CVSI on the record date and we have not yet received your vote. We encourage stockholders who have not yet voted their shares to do so. It is important that you vote, no matter how large or small your holdings may be. This will help save us further solicitation costs on the Annual Meeting and ensure that your shares are represented in these decisions. During the period of the adjournment, the Company will continue to solicit proxies from its stockholders. Stockholders who have already voted need not submit another vote unless they wish to change their vote.

If you have any questions or need assistance voting your shares, please call CVSI’s proxy solicitation firm, Georgeson LLC, toll free at: (888) 663-7851.

The matters to be voted on at the Annual Meeting (the “Proposals”) are listed in the Company’s Definitive Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) on March 31, 2020. For reasons set forth in the Proxy Statement, the Board of Directors of CVSI unanimously recommends that you vote “FOR” the approval of all of the Proposals.

Proposal 2

CVSI would like to provide you with information regarding Proposal 2. As further described in the Proxy Statement, this Proposal is to approve an amendment to the Company’s Certificate of Incorporation to effect, at the discretion of the Board of Directors, a reverse stock split of all outstanding shares of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-20 on or prior to March 31, 2021, with such ratio to be determined by the Board of Directors without further approval or authorization of stockholders.

As CVSI has previously indicated in its public statements, Proposal 2 has been submitted to the stockholders for the purpose of increasing the per share trading price of the Company’s common stock and potentially permitting the Company to list its common stock on a major exchange, including the Nasdaq Capital Market, the New York Stock Exchange or another major national exchange. Proposal 2 provides the Board of Directors with the discretion to effectuate a reverse split to meet the minimum bid price and/or other listing requirements of the major national exchanges. CVSI has no intention of using the discretion granted to it by the stockholders in Proposal 2 to effectuate a reverse split of its common stock unless required to do so in order to have its common stock listed on the Nasdaq Capital Market or another major national exchange.

CVSI believes up-listing from the OTC Market to the Nasdaq Capital Market or another major national exchange will serve the best interests of its stockholders by increasing corporate visibility, improving liquidity and broadening awareness of CVSI in the financial markets.

Please exercise your stockholder rights and vote today.

Sincerely,

/s/ Joseph Dowling

Joseph Dowling
Chief Executive Officer

ADDITIONAL INFORMATION AND WHERE TO FIND IT
CVSI has filed the Proxy Statement with the SEC in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders. YOU ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. You may obtain the Proxy |Statement, any amendments or supplements to the Proxy Statement and other documents as and when filed by CVSI with the SEC without charge from the SEC’s website at www.sec.gov or from CVSI’s website at http://cvsciences.com. These documents will also be made available free of charge by contacting the Company’s proxy solicitation firm, Georgeson LLC, toll free at: (888) 663-7851.
FORWARD-LOOKING DISCLAIMER
This Important Notice for Stockholders may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties, including but not limited to the potential for the Company’s common stock to be listed on the Nasdaq Capital Market or another major national exchange. Such forward-looking statements by definition involve risks and uncertainties, including but not limited to the risk that the Company may not receive approval to list its common stock on the Nasdaq Capital Market or another major national exchange.